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                            STOCK PURCHASE AGREEMENT




                          Dated as of December 4, 1996




                                 by and between




                              TRACKER MARINE, L.P.




                                       and




                         MAKO MARINE INTERNATIONAL, INC.









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



                                TABLE OF CONTENTS
                                                                         Page

ARTICLE I         DEFINITIONS.............................................1

ARTICLE II        SALE AND TRANSFER OF SHARES; CLOSING....................7

         2.1      The Shares..............................................7
         2.2      Purchase Price..........................................7
         2.3      Closing.................................................7
         2.4      Closing Obligations.....................................7
         2.5      Contingent Stock........................................7

ARTICLE III       REPRESENTATIONS AND WARRANTIES OF MAKO..................8

         3.1      Corporate Organization..................................8
         3.2      Capitalization..........................................8
         3.3      Authority; No Violation.................................8
         3.4      Consents and Approvals..................................9
         3.5      Financial Statements....................................9
         3.6      Broker's Fees...........................................9
         3.7      Absence of Certain Changes or Events....................9
         3.8      Legal Proceedings......................................10
         3.9      Taxes and Tax Returns..................................10
         3.10     Employee Plans.........................................10
         3.11     SEC Reports............................................10
         3.12     Compliance with Applicable Law.........................10
         3.13     Certain Contracts......................................11
         3.14     Undisclosed Liabilities................................11
         3.15     Environmental Liability................................11
         3.16     Title to Properties, Insurance.........................11
         3.17     Insurance..............................................12
         3.18     Intellectual Property..................................12
         3.19     Relationships with Related Persons.....................12
         3.20     Vote Required..........................................12
         3.21     Florida Takeover Laws..................................12

ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF TRACKER..............12

         4.1      Organization...........................................12
         4.2      Authority; No Violation................................13
         4.3      Consents and Approvals.................................13
         4.4      Broker's Fees..........................................13
         4.5      Title and Condition of Tracker Properties..............13
         4.6      Financial Statements...................................14
         4.7      Compliance with Applicable Laws........................14
         4.8      Certain Contracts......................................14
         4.9      Fixed Assets...........................................15
         4.10     Intellectual Property..................................15
         4.11     Legal Proceedings......................................15
         4.12     Tax Matters............................................15
         4.13     Environmental Liability................................15
         4.14     Union Efforts; Labor Relations.........................16
         4.15     Employees; Employee Benefits...........................16

                                       (i)

         4.16     Investment Intent......................................16
         4.17     Inventory..............................................16
         4.18     Insurance..............................................16
         4.19     Absence of Certain Changes or Events...................16
         4.20     Undisclosed Liabilities................................17

ARTICLE V         COVENANTS RELATING TO CONDUCT OF RESPECTIVE
                  BUSINESSES.............................................17

         5.1      Mako Covenants.........................................17
         5.2      Tracker Covenants......................................18

ARTICLE VI        ADDITIONAL AGREEMENTS..................................19

         6.1      Intentionally Omitted..................................19
         6.2      Mako Board.............................................19
         6.3      Access to Information..................................19
         6.4      Additional Agreements..................................20
         6.5      Advice of Changes......................................20
         6.6      Subsequent Interim Financial Statements................20
         6.7      Regulatory Filings.....................................20
         6.8      Title Insurance; Survey; FIRPTA........................20
         6.9      Financial Statement Requirements.......................21
         6.10     Director and Officer Indemnification...................21
         6.11     WARN Act...............................................21
         6.12     Product Warranty.......................................21
         6.13     Best Efforts to Close..................................21

ARTICLE VII       CONDITIONS PRECEDENT...................................21
         7.1      Conditions to Each Party's Obligation To Close.........21
         7.2      Conditions to Obligations of Tracker...................22
         7.3      Conditions to Obligations of Mako......................23

ARTICLE VIII      TERMINATION AND AMENDMENT..............................24
         8.1      Termination............................................24
         8.2      Effect of Termination..................................25

ARTICLE IX        INDEMNIFICATION AND SURVIVAL...........................25
         9.1      Indemnification by Tracker.............................25
         9.2      Indemnification by Mako................................26
         9.3      Calculations...........................................26
         9.4      Survival...............................................26

ARTICLE X         GENERAL PROVISIONS.....................................26
         10.1     Expenses...............................................26
         10.3     Notices................................................26
         10.4     Interpretation.........................................27
         10.5     Counterparts...........................................27
         10.6     Entire Agreement.......................................27
         10.7     Governing Law..........................................27
         10.8     Severability...........................................27
         10.9     Assignment; Third Party Beneficiaries..................28
         10.10    Enforcement of the Agreement...........................28
         10.11    Prorated Expenses......................................28

                                      (ii)

                                LIST OF EXHIBITS


EXHIBIT NO.                DESCRIPTION

A                 AntiDilution Option Agreement

B                 Assigned Contracts

C                 Catalog Rights Agreement

D                 Punta Gorda Facility Ground Lease

E Seacraft/Silver King Assets -- furniture, machinery, equipment, etc.

F Seacraft/Silver King Assets -- trailers, trucks and automobiles

G Seacraft/Silver King Assets -- registrations and applications of Marks



                                      (iii)

                                LIST OF SCHEDULES

SCHEDULE NO.                                DESCRIPTION

3.2(a)                Outstanding Subscriptions, Options, Warrants, Etc.

3.3(b)                No Violations

3.4                   Third Party Consents/Approvals

3.6                   Broker's Fees

3.7(a)                Absence of Certain Changes or Events

3.8                   Legal Proceedings

3.10                  Employee Plans

3.13(a)               Certain Contracts

3.14                  Undisclosed Liabilities

3.16                  Real Property, Personal Property and Leases

3.17                  Insurance

3.18                  Intellectual Property

3.19                  Relationships with Related Persons

4.3                   Third Party Consents/Approvals

4.5                   Title to Ground Lease

4.7                   No Violations

4.8                   List of Certain Contracts

4.10                  Intellectual Property for Saltwater Boat Business

4.10                  Intellectual Property Claims

4.11                  Legal Proceedings

4.15                  List of Tracker Employees at Punta Gorda Facility

5.1(a)                Conduct of Business Prior to Closing



                                      (iv)

                            STOCK PURCHASE AGREEMENT


         This STOCK PURCHASE AGREEMENT ("Agreement"), dated as of December 4, 1996, is made by and between TRACKER MARINE, L.P., a Missouri limited partnership ("Tracker"), and MAKO MARINE INTERNATIONAL, INC., a Florida corporation ("Mako").

         WHEREAS, the Mako Board has determined that in view of certain financial and other business circumstances, it is in the best interest of Mako and its shareholders to sell to Tracker a controlling interest in Mako in exchange for the contribution by Tracker of the Purchase Price described in
Section 2.2 hereof; and

         WHEREAS, the Tracker Board has determined that the purchase of the controlling interest in Mako, for the consideration specified herein, would be in the best interest of Tracker and its partners; and

         WHEREAS, it is intended that, for federal tax purposes, the purchase by Tracker of the Shares in return for the Purchase Price shall be a tax-free transfer of property in return for control under the provisions of Section 351 of the IRC, and the rules and regulations promulgated thereunder; and

         WHEREAS, the parties desire to provide for the terms and provisions of, make certain representations, warranties and agreements in connection with, the Transactions provided for herein.

         NOW,   THEREFORE,   in   consideration   of   the   mutual   covenants,
representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.     Definitions.

         For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

         "Anti-Dilution Rights" -- the right of Tracker to purchase additional shares of Mako Common Stock pursuant to the Anti-Dilution Option.

         "Anti-Dilution Option" -- the separate option agreement to be delivered to Tracker at Closing, in the form of Anti-Dilution Option attached hereto as Exhibit A.

         "Assigned Contracts" -- the purchase orders, sales orders, supply contracts, personal property leases, dealer agreements, floor plan agreements, promotion agreements, each as set forth in Exhibit B hereof, as such Exhibit shall be updated to show changes occurring in the ordinary course of business through the Closing Date.

         "Assumed Liabilities" -- those liabilities and obligations that are required to be performed by Tracker under the Assigned Contracts, and the performance of the limited warranties to customers pursuant to Section 6.12.

         "Catalog Rights" -- the exclusive right of Tracker, for a period of five (5) years, to advertise in the category of saltwater boats the Mako brands of boats in the "Offshore Angler" catalog publication, pursuant to the Catalog Rights Agreement.

         "Catalog Rights Agreement" -- the agreement between BPS Catalog, L.P. and Tracker, dated as of the Closing Date, providing for the Catalog Rights, a copy of which is attached hereto as Exhibit C.

         "CAVC" - CreditAmerica Venture Capital, Inc., a Florida corporation.

         "CAVC Stock" -- the 930,000 shares of Mako Common Stock currently owned by CAVC, which shares are to be acquired by Tracker pursuant to the CAVC Stock Purchase Agreement.

         "CAVC Stock Purchase Agreement" -- the stock purchase agreement of even date herewith between Tracker and CAVC providing for, among other things, Tracker's purchase from CAVC of 930,000 shares of Mako Common Stock immediately prior to, and contemporaneously with, the Closing hereunder.

         "Charter Amendment" -- an amendment to the Articles of Incorporation of Mako, to occur following the Closing, to increase the number of shares of authorized Mako Common Stock so that there is at least a sufficient number of shares available for issuance (a) upon exercise of the Warrants/Options, (b) to meet Mako's requirement to issue Contingent Stock, and (c) upon exercise of the Anti-Dilution Option.

         "Closing" -- as defined in Section 2.3.

         "Closing Date" -- the date upon which the Closing actually takes place.

         "Contingent Stock" -- the shares of additional Mako Common Stock issuable by Mako to Tracker upon the occurrence of certain events, pursuant to
Section 2.5.

         "Contingent Stock Period" -- the period commencing as of the Closing and ending on the 90th business day after the date at which the last of the Public Warrants has either been exercised, redeemed or has expired.

         "Environment" -- soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

         "Environmental, Health and Safety Liabilities" -- any cost, damage, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to: (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products); (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law; (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Entity or any other Person) and for any natural resource damages; or (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

         The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA").

         "Environmental Law" -- any Law that requires or relates to: (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment; (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment; (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated; (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of; (e) protecting resources, species, or ecological amenities; (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;
(g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

          "ERISA" -- the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

          "Florida Corporation Law" -- the Florida Business Corporation Act, Florida Statutes, Ch. 607.

          "GAAP" -- generally accepted accounting principles, consistently applied.

          "Government Entity" -- any (a) nation, state, county, city, town, village, district or other jurisdiction of any nature, (b) federal, state, local, municipal, foreign, or other government, (c) governmental or quasi-governmental authority of any nature, and (d) body exercising, or entitled to exercise, administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

          "HSR Act" -- the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

          "Information Statement" -- a statement containing the information to be filed with the SEC and transmitted to all shareholders who would be entitled to vote for the election of directors, required under Section 14 of the Securities Exchange Act and Regulation 14f-1, promulgated thereunder.

          "Intellectual Property Assets" -- includes (a) the company or partnership name, all fictitious business names, trading names, registered and unregistered trademarks, service marks and applications (collectively, the "Marks"), (b) all patents, patent applications and inventions and discoveries that may be patentable (collectively, the "Patents"), (c) all copyrights and both published works and unpublished works (collectively, the "Copyrights"), (d) all rights in mask works, and (e) all know-how, trade secrets, confidential information, customer lists, software, technical information data, process technology, plans, drawings and blueprints (collectively, the "Trade Secrets"), whether owned, used or licensed by a Person as licensee or licensor.

          "IRC" -- the Internal Revenue Code of 1986, as amended, or any successor law.

         "IRS" -- the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

         "Inventory"  --  all  property   included  within  bills  of  material,
work-in-process, raw materials and finished goods inventory of the Saltwater Boat Business.

         "Knowledge" -- an individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a director, executive officer, or an executive officer or director of a general partner of such Person (or in any similar capacity) has Knowledge of such fact or other matter.

         "Law" -- any federal, state, local, municipal, foreign, international, multi-national or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty.

         "Lien" -- any mortgage, pledge, security interest, encumbrance, option, lien, lease or charge of any kind, including, without limitation, any conditional sale or other title retention agreement and any lease in the nature of such conditional sale or title retention agreement.

         "Mako Audited Financial Statements" -- as defined in Section 3.5(b).

         "Mako Balance Sheet" -- the balance sheet of Mako at September 28, 1996 included in Mako's Form 10-QSB for the quarterly period ended September 28, 1996.

         "Mako Board" -- the Board of Directors of Mako.

         "Mako Common Stock" -- the $.01 par value common stock of Mako.

         "Mako Documents" -- as defined in Section 3.3.

         "Mako Facilities" -- any real property, leaseholds, or other interests currently or formerly owned or operated by Mako and any buildings, plants or structures currently or formerly owned or operated by Mako.

          "Mako First Quarter Financial Statements" -- as defined in Section 3.5(a).

         "Mako Preferred Stock" -- the authorized preferred stock of Mako.

         "Mako Reports" -- as defined in Section 3.11.

         "Material   Adverse   Effect"  --  the   occurrence  of  any  event  or
circumstance which has had, or is likely to have, a material adverse effect on the financial condition, operations, properties or business of a Person.

         "1996 Form 10-KSB" -- Mako's Annual Report on Form 10-KSB for the fiscal year ended June 29, 1996.

          Occupational Safety and Health Law. -- Any Law designed to provide safe and healthful working conditions or to reduce occupational safety and health hazards.

         "Person" -- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity.

         "Post-Closing Stock Issuance Transactions" -- the issuance by Mako of shares of Mako Common Stock pursuant to Section 2.5 hereof or pursuant to the valid exercise of the Anti-Dilution Option.

         "Public Warrants" -- all of the Redeemable Common Stock Purchase Warrants which are the subject of a warrant agreement dated August 23, 1995 between Mako and Continental Stock Transfer & Trust Co., as warrant agent.

         "Punta Gorda Facility" -- the real property located in Punta Gorda, Florida and leased by Tracker pursuant to a ground lease, a copy of which is attached as Exhibit D (the "Ground Lease"), and the building and all other improvements thereon (the "Punta Gorda Improvements"), which Punta Gorda Improvements are owned by Tracker.

         "Related Person" -- (a) with respect to a particular individual (i) each other member of such individual's Family, (ii) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family, (iii) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest, and (iv) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity); and with respect to a specified Person other than an individual (i) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person, (ii) any Person that holds a material interest in such specified Person, (iii) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity), (iv) any Person in which such specified Person holds a material interest; (v) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity), and (vi) any Related Person of any individual described in clause (ii) or (iii).

         For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 50% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 50% of the outstanding equity securities or equity interests in a Person.

         "Release" -- any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

         "Saltwater Boat Business" -- the boat manufacturing and sales business of Tracker for its saltwater boat product lines produced from the Seacraft/Silver King Assets as such business is operated at the Punta Gorda Facility.

         "Seacraft/Silver King Assets" -- the following assets of the Saltwater Boat Business as they exist on the Closing Date:

         (a)    All Inventory and supplies;

         (b) The furniture, machinery, equipment, appliances, tooling (and operating manuals and technical information related thereto), molds, plugs, jigs, dyes, patterns, stringers, bills of material and castings listed on Exhibit E, as such Exhibit shall be updated to show changes occurring in the ordinary course of business through the Closing Date;

         (c) The trailers, trucks, automobiles and other vehicles listed on Exhibit F;

         (d)    Tracker's rights under the Assigned Contracts;

         (e) Registrations of and applications for those Marks listed on Exhibit G, together with the good will symbolized thereby specifically related to the Saltwater Boat Business, including the names "Seacraft" and "Silver King" (but not the name "Tracker Marine," "Tracker" or any derivation thereof) ;

          (f) All Trade Secrets, including customer lists, specifically related to the Saltwater Boat Business;

         (g) All sale order files, purchase order files, manufacturing records and business files, each to the extent specifically relating to the Saltwater Boat Business;

         (h)    Tracker's interests in the Punta Gorda Facility;

         (i)    All prepaid deposits; and

         (j)    Tracker's rights under the Catalog Rights Agreement.

         (k)    The goodwill associated with the Saltwater Boat Business.

         "SEC" -- the United States Securities and Exchange Commission.

         "Securities Act" -- the Securities Act of 1933, as amended, or any successor law, and regulations and rules promulgated thereunder.

         "Securities Exchange Act" -- the Securities Exchange Act of 1934, as amended, or any successor law, and regulations and rules promulgated thereunder.

         "Shares" -- the greater of (a) 6,400,000 shares of Mako Common Stock, or (b) that number of shares of Mako Common Stock which, after giving effect to Tracker's purchase of the CAVC Stock (to occur immediately prior to Tracker's purchase of the Shares pursuant to the CAVC Stock Purchase Agreement) will equal the sum of (i) eighty percent (80%) of the then outstanding shares of Mako Common Stock (rounded upwards to the nearest whole share), and (ii) one (1) share of Mako Common Stock.

         "Share Value" -- in respect of any consecutive ten (10) trading days, the average of the mean of the highest reported bid and lowest reported ask prices of a share of Mako Common Stock for each day during such ten day period, as reported on the NASDAQ SmallCap Market, or any other generally recognized market, including the NASDAQ Bulletin Board, upon which the Mako Common Stock is then quoted or traded.

         "Subsidiary" -- with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries.

         "Taxes" -- all taxes, charges, fees, duties, levies or other assessments, including without limitation income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, severance and employees' income withholding, unemployment and Social Security taxes, which are imposed by the United States, or any state, local or foreign government or subdivision or agency thereof, and such term shall include any interest, penalties or additions to tax attributable to such Taxes.

         "Tax Return" -- any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Entity in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Law relating to any Tax.

         "Takeover Proposal": -- as defined in Section 5.1(b)(vi).

         "Tracker Board" -- the Board of Directors of JLM Management Company, a Missouri corporation and the sole general partner of Tracker.

         "Tracker Documents" -- as defined in Section 4.2.

         "Transactions" -- the purchase and sale of the Shares, the granting to Tracker of the Anti-Dilution Option, the right of Tracker to earn shares of Contingent Stock, the transfer and assignment of the Saltwater Boat Business to Mako and all other transactions contemplated hereunder.

         "Warrants/Options" -- all warrants, options and other rights of any Person other than Tracker or any affiliate of Tracker to acquire shares of Mako Common Stock or Mako Preferred Stock which are outstanding as of the Closing Date.

                                   ARTICLE II

                      SALE AND TRANSFER OF SHARES; CLOSING

         2.1 The Shares. Subject to the terms and conditions of this Agreement, at the Closing, Mako will sell and transfer the Shares to Tracker, and Tracker will purchase the Shares from Mako, for the purchase price specified in Section
2.2 hereof.

         2.2 Purchase Price. The purchase price (the "Purchase Price") for the Shares will consist of (a) cash, in the amount of four-million one-hundred forty thousand dollars ($4,140,000) and (b) the "Seacraft/Silver King Assets", subject to the Assumed Liabilities. Mako shall assume and, effective as of the Closing, does hereby assume the Assumed Liabilities. Except as expressly provided for herein, Mako assumes no liabilities or obligations hereunder of Tracker to any Person.

         2.3 Closing. The consummation of the purchase and sale of the Shares (the "Closing") provided for in this Agreement will take place at the offices of Stroock & Stroock & Lavan, First Union Financial Center, 200 South Biscayne Boulevard, Suite 3300, Miami, Florida 33135-2385, at 10:00 a.m. (local time) on December 31, 1996 or such other date mutually agreed to by Tracker and Mako; provided, however, that if, by December 31, 1996, either party has not satisfied all of the conditions precedent to Closing on its part to be satisfied, and such party is diligently pursuing the satisfaction of such conditions, then such party (the "Unready Party") shall notify the other party in writing of such fact, specifying which conditions have not been satisfied. If such unsatisfied conditions can be satisfied by January 31, 1997 and are not waived by the other party (the "Other Party"), then the Closing shall occur on or before January 31, 1997, as selected by the Unready Party. If the unsatisfied conditions that can be waived by the Other Party are waived by the Other Party, then the Closing shall occur on a date selected by the Other Party, by giving the Unready Party at least two business days written notice of the Closing Date.

         2.4  Closing  Obligations.  At the  Closing:  (a) Mako will  deliver to
Tracker the Shares, the Anti-Dilution Option and all other agreements, instruments and documents required to be delivered hereunder, or to effect the Transactions contemplated hereunder; and (b) Tracker will deliver to Mako (i) the cash portion of the Purchase Price, (ii) such deeds (with respect to the Punta Gorda Improvements), bills of sale (with respect to the tangible assets), assignments (with respect to the Ground Lease, Intangible Rights, Assigned Contracts and Catalog Rights Agreement) and such other instruments of conveyance required to effect the transfer and conveyance to Mako of the Seacraft/Silver King Assets, and (iii) all other agreements, instruments and documents required to be delivered hereunder or to effect the Transactions contemplated hereunder.

         2.5 Contingent Stock. (a) In addition to the Shares being issued by Mako and transferred to Tracker pursuant to Section 2.1 hereof, if, during the Contingent Stock Period, the Share Value of the Mako Common Stock is five dollars ($5.00) or more, then Mako shall issue and transfer to Tracker one-million eight-hundred thousand (1,800,000) shares of Contingent Stock. If, during the Contingent Stock Period, the Share Value of Mako Common Stock is six dollars ($6.00) or more, then Mako shall issue and transfer to Tracker an additional one-million eight- hundred thousand (1,800,000) shares of Contingent Stock. If, during the Contingent Stock Period, the Share Value of the Mako Common Stock is seven dollars ($7.00) or more, then Mako shall issue and transfer to Tracker an additional three-million six-hundred twenty-nine thousand (3,629,000) shares of Contingent Stock. Tracker's rights to receive such Contingent Stock shall be non-transferrable and non-negotiable.

         (b) In the event of any change in Mako Common Stock by reason of stock dividends, split-ups, recapitalizations, or the like, the type and number of shares to constitute shares of Contingent Stock, and the Share Value requirements for the issuance thereof, as the case may be, shall be adjusted appropriately.

                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF MAKO

         Mako hereby represents and warrants to Tracker as follows:

         3.1 Corporate Organization. Mako is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Mako has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have nor reasonably be expected to have a Material Adverse Effect on Mako. The Articles of Incorporation and Bylaws of Mako, copies of which have previously been made available to Tracker, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

         3.2 Capitalization. (a) The authorized capital stock of Mako consists solely of 15,000,000 shares of Mako Common Stock and 2,000,000 shares of Mako
Preferred Stock. As of the date hereof, there are 2,655,000 shares of Mako Common Stock issued and outstanding, and no shares of Mako preferred stock are issued and outstanding. No shares of Mako Common Stock are reserved for issuance, except for the shares of Mako Common Stock reserved for issuance upon the exercise of outstanding Warrants/Options. All of the issued and outstanding shares of Mako Common Stock have been duly authorized and validly issued, and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except as set forth in Section 3.2(a) of the Mako Disclosure Schedule, Mako does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Mako Common Stock or Mako Preferred Stock or any securities representing the right to purchase or otherwise receive any shares of Mako Common Stock or Mako Preferred Stock. Except as set forth in Section 3.2(a) of the Mako Disclosure Schedule, neither the issuance and transfer of the Shares pursuant to Section 2.1 hereof, or the consummation of the other Transactions contemplated hereunder will affect the number of shares of Mako Common Stock covered by any Warrant/Option or the exercise or purchase price for such shares. Except (i) as set forth in Section 3.2(a) of the Mako Disclosure Schedule, since June 29, 1996, Mako has not issued or entered into any agreement to issue any shares of Mako Common Stock, Mako Preferred Stock or any securities convertible into or exercisable for any shares of Mako Common Stock or Mako Preferred Stock.

         (b)    Mako has no subsidiaries.

         3.3 Authority; No Violation. (a) Mako has full corporate power and authority to execute and deliver this Agreement and the other documents contemplated to be executed and delivered by Mako in connection with the Transactions contemplated hereby (this Agreement, together with such other documents, collectively, the "Mako Documents"), and, except for the Charter Amendment with respect to the Post-Closing Stock Issuance Transactions, to consummate the Transactions contemplated hereby and thereby. The execution and delivery of each of the Mako Documents and the consummation of the Transactions contemplated hereby and thereby have been duly and validly approved by the Mako Board, and, except for the Charter Amendment and action by the Mako Board with respectto the reconstitution of the Mako Board, no other corporate proceedings on the part of Mako are necessary to approve the Mako Documents and to consummate the Transactions contemplated hereby and thereby. Each of the Mako Documents has been duly and validly executed and delivered by Mako and (assuming due authorization, execution and delivery by Tracker), this Agreement and each of the other Mako Documents constitutes a valid and binding obligation of Mako, enforceable against Mako in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

         (b) Except as set forth in Section 3.3(b) of the Mako Disclosure Schedule and except for the Charter Amendment with respect to the Post-Closing Issuance Transactions, neither the execution and delivery of the Mako Documents by Mako, nor the consummation by Mako of the transactions contemplated hereby and thereby, nor compliance by Mako with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Articles of Incorporation or Bylaws of Mako, (ii) violate any Law applicable to Mako or any of its properties or assets, or (iii) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of Mako under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Mako is a party, or by which its properties or assets may be bound or affected.

         3.4 Consents and Approvals. Except as set forth in Section 3.4 of the Mako Disclosure Schedule, no consents or approvals of, filings or registrations with, any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity"), or with any third party are necessary, and no rights of first refusal are applicable, with regard to (a) the execution and delivery by Mako of the Mako Documents, and (b) except for the Mako Charter Amendment with respect to the Post-Closing Stock Issuance Transactions, the performance by Mako of all of its obligations thereunder.

         3.5 Financial Statements. Mako has previously made available to Tracker copies of (a) the Mako Balance Sheet and related statements of operations, shareholders' equity and cash flow at and for the fiscal quarter ended September 28, 1996, as reported in Mako's Form 10-QSB for the fiscal quarter ended September 28, 1996, filed with the SEC under the Exchange Act (collectively, the "Mako First Quarter Financial Statements"), and (b) the Mako balance sheet, and the related statements of operations, shareholders' equity and cash flows for the fiscal years 1995 (an eleven (11) month period) and 1996, inclusive, as reported in Mako's 1996 10-KSB, filed with the SEC under the Exchange Act, in each case accompanied by the audit report of BDO Seidman, LLP, Mako's independent auditors (collectively, the "Mako Audited Financial Statements"). The Mako First Quarter Financial Statements and the Mako Audited Financial Statements (including the related notes, where applicable) fairly present in all material respects the financial position, results of operations and changes in shareholders' equity of Mako for the respective fiscal periods or as of the respective dates therein set forth. Each of such statements (including the related notes, where applicable) complies in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and each of such statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved. The books of Mako have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.

         3.6 Broker's Fees. Except as set forth in Section 3.6 of the Mako Disclosure Schedule, neither Mako, nor any of its officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by the Mako Documents.

         3.7 Absence of Certain Changes or Events. (a) Except as publicly disclosed in Mako Reports (as defined in Section 3.11) filed prior to the date hereof, or as set forth in Section 3.7(a) of the Mako Disclosure Schedule, since September 28, 1996, no event (including, without limitation, any earthquake or other act of God) has occurred which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Mako.

         (b) Since September 28, 1996, (i) Mako has carried on its business in all material respects in the ordinary course of business, and (ii) Mako has not taken or permitted to be taken any of the actions referred to in Section 5.1.

         3.8 Legal Proceedings. (a) Except as set forth in Section 3.8 of the Mako Disclosure Schedule, Mako is not a party to any, and there are no pending or, to Mako's Knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Mako or challenging the validity or propriety of the Transactions contemplated by the Mako Documents as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on Mako.

         (b) There is no injunction, order, judgment, decree or regulatory restriction imposed upon Mako or any of its assets which has had, or would reasonably be expected to have, a Material Adverse Effect on Mako.

         3.9 Taxes and Tax Returns. Mako has timely filed or caused to be filed all Tax Returns with respect to Mako, except where the failure to file timely such Tax Returns would not have and would not reasonably be expected to have a Material Adverse Effect on Mako. All Taxes shown to be due on such Tax Returns have been paid or adequate reserves have been established for the payment of such Taxes, except where the failure to pay or establish adequate reserves would not have and would not reasonably be expected to have a Material Adverse Effect on Mako. No material (i) audit or examination or (ii) refund litigation with respect to any Tax Return, is pending. All material Tax Returns filed by Mako are complete and accurate in all material respects.

         3.10 Employee Plans. Except as set forth in Section 3.10 of the Mako Disclosure Schedule, there are no material employee benefit plans, arrangements or agreements that are maintained as of the date of this Agreement (the "Plans") by Mako subject to the application of ERISA, or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), all of which together with Mako would be deemed a "single employer" within the meaning of Section 4001 of ERISA.

         3.11 SEC Reports. Mako has previously made available to Tracker an accurate and complete copy of each final registration statement, prospectus, report, schedule and definitive proxy statement filed since August 1, 1995, and prior to the date hereof by Mako with the SEC pursuant to the Securities Act or the Exchange Act (collectively, the "Mako Reports"), and no such registration statement, prospectus, report, schedule or proxy statement contained any untrue statement of a material fact or omitted to state any material fact required to stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Mako has timely filed all Mako Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all Mako Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto.

         3.12 Compliance with Applicable Law. Mako holds, and has at all times held, all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business under and pursuant to all, and have complied with and is not in default in any material respect under any, applicable Law of any Governmental Entity relating to Mako, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on Mako, and Mako does not know of and has received no notice of, any violations of any Law which, individually or in the aggregate, would have or would reasonably be expected to have a Material Adverse Effect on Mako.

         3.13 Certain Contracts. (a) Except as set forth in Section 3.13(a) of the Mako Disclosure Schedule, Mako is not a party to or is not bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Mako Reports, or (ii) with or to a labor union or guild (including any collective bargaining agreement). Mako has made available to Tracker true and correct copies of all material employment, consulting and deferred compensation agreements to which Mako is a party which
(i) involves an obligation on the part of Mako to make payments thereunder of more than $50,000, or (ii) was not incurred in the ordinary course of business. Each contract, arrangement, commitment or understanding of the type described in this Section 3.13(a), other than the Mako Documents, whether or not set forth in
Section 3.13(a) of the Mako Disclosure Schedule, is referred to herein as a "Mako Contract," and Mako does not know of, or has not received notice of, any violation of the above by any of the other parties thereto which, individually or in the aggregate, would have or would reasonably be expected to have a Material Adverse Effect on Mako.

         (b) (i) each Mako Contract is valid and binding and in full force and effect, (ii) Mako has in all material respects performed all obligations required to be performed by it to date under each Mako Contract, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute a material default on the part of Mako under any such Mako Contract, except, in each case, where such invalidity, failure to be binding, failure to so perform or default, individually or in the aggregate, would not have or reasonably be expected to have a Material Adverse Effect on Mako.

         3.14 Undisclosed Liabilities. Except (a) for those liabilities that are fully reflected or reserved against on the Mako Balance Sheet, (b) for liabilities incurred in the ordinary course of business consistent with past practice since September 28, 1996, (c) as described in the notes to the Mako Audited Financial Statements and (d) as set forth in Sections 3.13(a) and 3.14 of the Mako Disclosure Schedule, Mako has not incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities, has had, or would reasonably be expected to have, a Material Adverse Effect on Mako.

         3.15 Environmental Liability. There are no legal, administrative or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that reasonably could be expected to result in the imposition, on Mako of any Environment, Health and Safety Liability pending or, to the Knowledge of Mako, threatened, against Mako, which liability or obligation would have or would reasonably be expected to have a Material Adverse Effect on Mako. There is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that would have or would reasonably be expected to have a Material Adverse Effect on Mako. During or prior to the period of (i) its ownership or operation of any of Mako's current properties, or (ii) its participation in the management of any property, there were no releases or threatened releases of hazardous, toxic, radioactive or dangerous materials or other materials regulated under Environmental Laws in, on, under or affecting any such property which would reasonably be expected to have a Material Adverse Effect. Neither Mako nor, to the Knowledge of Mako, the fee owner of the current Mako facility is subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any material liability or obligation pursuant to or under any Environmental Law that would have or would reasonably be expected to have a Material Adverse Effect on Mako.

         3.16 Title to Properties, Insurance. Mako has title, insurable at standard rates, free and clear of all material Liens (except taxes which are a Liens but not yet payable) and Liens set forth on Section 3.16 of the Mako Disclosure Schedule to all material real and personal properties shown on the 1996 Balance Sheet as belonging to it (including leasehold interests) or acquired since such date (except any properties subsequently disposed of in the ordinary course of business). Except as set forth in Section 3.16 of the Mako Disclosure Schedule, all leases material to Mako to which it is a party are valid and effective in accordance with the respective terms and there is not, under any of such leases, any existing default by Mako, or, to the Knowledge of Mako, any other party thereto, or any event which with notice or lapse of time or both would constitute such a default.

         3.17 Insurance. Mako has delivered to Tracker true and complete copies of all policies of insurance to which Mako is party or under which Mako, or any director of Mako, is or has been covered at anytime since July 31, 1994. Section
3.17 of the Mako Disclosure Schedule lists each insurance policy maintained by Mako and summarizes the loss experience under each policy since July 31, 1994, including losses incurred with respect to product liability claims. Mako has not received any refusal of coverage or any notice of cancellation, or any other indication that any insurance policy is no longer in full force or effect, or will not be renewed or that the issuer of any such policy is not willing or able to perform its obligations thereunder.

         3.18  Intellectual  Property.  Section  3.18  of  the  Mako  Disclosure
Schedule is a list of all of Mako's Trademarks, Trade Names, Service Marks, Patents and Copyrights used by Mako in its Business. Except as set forth in
Section 3.18 of the Mako Disclosure Schedule (i) no claim materially adverse to the interest of Mako in such Intellectual Property Assets is pending or, to the Knowledge of Mako, has been threatened, (ii) Mako has received no notice of any infringement or other violation of Mako's rights in any such Intellectual Property Assets, and (iii) no litigation is pending where such Intellectual Property Rights is alleged to infringe or violate the rights of another. To its Knowledge, and except for the Liens listed in Section 3.16 of the Mako Disclosure Schedule, Mako owns the Intellectual Property Assets free and clear of any Lien or license right of any third party.

         3.19 Relationships with Related Persons. Except as set forth in Section
3.19 of the Mako Disclosure Schedule, no executive officer or director of Mako or Related Person of any such executive officer or director has any interest in any property used in or pertaining to the business of Mako, or has owned (of record or as a beneficial owner) an equity interest, or any other financial or profit interest in, a Person that has (i) business dealings or a material financial interest in any transaction with Mako (other than business dealings and transactions conducted in the ordinary course of business with Mako on substantially prevailing market prices or unsubstantially prevailing market terms), or (ii) engaged in competition with Mako with respect to any line of the products or services of Mako in any market presently served by Mako, other than an equity interest of one percent (1%) or less of the outstanding capital stock of any such competing business that is publicly traded on any national exchange or in the over-the-counter market.

         3.20 Vote Required. Other than the Charter Amendment with respect to Post-Closing Issuance Transactions, no vote of the shareholders of Mako is necessary under Florida law to approve the sale of the Shares by Mako to Tracker pursuant hereto or the other Transactions contemplated hereby.

         3.21 Florida  Takeover Laws.  The  provisions of Sections  607.0901 and
607.0902 of the Florida Corporation Law will not be applicable to Tracker's acquisition of the Shares, the Contingent Stock (to the extent earned) or shares of Mako Common Stock pursuant to the exercise of the Anti-Dilution Option.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF TRACKER

         Tracker hereby represents and warrants to Mako as follows:

         4.1 Organization. Tracker is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Missouri. Tracker has the power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have or reasonably be expected to have a Material Adverse Effect on Tracker.

         4.2 Authority; No Violation. (a) Tracker has full power and authority to execute and deliver this Agreement and the other documents contemplated to be executed and delivered by Tracker, in connection with the Transactions contemplated hereby (this Agreement, and such other documents, collectively, the "Tracker Documents") and to consummate the Transactions contemplated hereby and thereby. The execution and delivery of each of the Tracker Documents and the consummation of the Transactions contemplated hereby and thereby have been duly and validly approved by the Tracker Board, and no other proceedings on the part of Tracker are necessary to approve the Tracker Documents and to consummate the Transactions contemplated hereby and thereby. Each of the Tracker Documents has been duly and validly executed and delivered by Tracker and (assuming due authorization, execution and delivery by Mako), this Agreement and each of the other Tracker Documents constitute the valid and binding obligations of Tracker, enforceable against Tracker in accordance with their respective terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                (b) Neither the execution and delivery of the Tracker Documents by Tracker, nor the consummation by Tracker of the transactions contemplated hereby or thereby, nor compliance by Tracker with any of the terms or provisions hereof or thereof, will (i) violate any provisions of Tracker's Partnership Agreement, (ii) violate any Law applicable to Tracker or the Seacraft/Silver King Assets or result in the creation of any Lien upon any of the Seacraft/Silver King assets or (iii) violate, conflict with, result in any breach of any provision of or the loss of any benefit under, constitute a default (on event which, with notice or lapse of time, or both, would constitute a default) under the terms, conditions or provision of any agreement, license or instrument to which Tracker is a party.

         4.3 Consents and Approvals. Except as set forth in Section 4.3 of the Tracker Disclosure Schedule and requisite HSR Act filings and approvals, no consents or approvals of, or filings or registrations with, any Governmental Entity or any third party are necessary in connection with (a) the execution and delivery by Tracker of the Tracker Documents and (b) the consummation by Tracker of its purchase of the Shares and the other Transactions contemplated hereby and thereby.

         4.4 Broker's Fees. Neither Tracker, nor any of its partners has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by the Tracker Documents.

         4.5 Title and Condition of Tracker  Properties.  Except as set forth in
Section 4.5 to the Tracker Disclosure Schedule, Tracker has (and at the Closing will have) a good and valid leasehold estate in and to the Punta Gorda Facility pursuant to the Ground Lease and good title to all of the other Seacraft/Silver King Assets, in each case free and clear of any Liens (except for any Taxes not yet due and payable). Except for the executive, administrative and financial services provided by Tracker, the Seacraft/Silver King Assets constitute all of the material assets used in and required for the normal conduct of the Saltwater Boat Business. With respect to the Punta Gorda Facility:

         (a) to the Knowledge of Tracker, the operations conducted therein are in compliance in all material respects with all applicable Laws, and all permits and licenses required for such operation have been obtained by Tracker;

          (b) no Person other than Tracker occupies all or any portion of the Punta Gorda Facility;

         (c) all water, sewer, gas, electric, telephone, drainage and other utility equipment, facilities and services required by Law as are necessary for the operation of the Punta Gorda Facility as now operated are installed andconnected pursuant to valid permits and are adequate in all material respects to service the Punta Gorda Facility as currently used;

         (d) there is no pending or, to the Knowledge of Tracker, threatened any eminent domain or condemnation proceeding with respect to the Punta Gorda Facility or any portion thereof;

         (e) Except for the Ground Lease, Tracker is not a party to any lease of the Punta Gorda Facility, whether as lessor or lessee; and

         (f) Neither Tracker nor to the Knowledge of Tracker, the fee owner of the Ground Facility is in default under the Ground Lease, and no event has occurred which, with the giving of notice or passage of time, or both, would result in a default by Tracker under the Ground Lease.

          (g) Pursuant to Florida Statute 401.056, the following disclosure is made:

          RADON Gas: RADON is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of RADON that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding RADON and RADON testing may be obtained from your public health unit.

         4.6 Financial Statements. Tracker has delivered to Mako the unaudited balance sheet of the Saltwater Boat Business dated October 26, 1996, and the unaudited statements of income and expense of Tracker related to its Saltwater Boat Business for the ten (10) month period ended October 26, 1996 (such financial statements being referred to herein as the "Saltwater Boat Business Financial Statements"). The Saltwater Boat Business Financial Statements fairly present in all material respects the financial condition of the Saltwater Boat Business of Tracker, and the results of its operations as of the dates and for the periods indicated, in conformity with GAAP, consistently applied, and make full and adequate disclosure of, and provision for, all material obligations and liabilities of Tracker related to its Saltwater Boat Business as of the dates thereof, to the extent required by GAAP. Except as reflected in the balance sheet and footnotes thereto included in the Saltwater Boat Business Financial Statements, or with respect to limited warranties for which no reserve has been established, or under the Assigned Contracts, to the Knowledge of Tracker, there are no liabilities, debts, claims or obligations, whether accrued, absolute, contingent or otherwise, whether due or to become due, which could materially adversely affect the Saltwater Boat Business of Tracker or the Seacraft/Silver King Assets.

         4.7 Compliance  with Applicable  Laws.  Except as disclosed in Schedule
4.7 of the Tracker Disclosure Schedule, Tracker holds, and has at all times held, all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its Saltwater Boat Business under and pursuant to all, and have complied with and is not in default in any material respect under any, applicable Law of any Governmental Entity relating to the Saltwater Boat Business, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on the Saltwater Boat Business, and Tracker does not know of and has received no notice of, any violations of any Law which, individually or in the aggregate, would have or would reasonably be expected to have a Material Adverse Effect on the Saltwater Boat Business.

         4.8 Certain Contracts. Section 4.8 of the Tracker Disclosure Schedule is a list of each sales order, purchase order, supply contract, dealer agreement, sales representative agreement and other contract to which Tracker is a party and which relates to the Saltwater Boat Business and involves payments of $25,000 or more over the remaining life of such contract (collectively, the "Tracker Contracts"). Except as listed in Section 4.8 of the Tracker Disclosure Schedule (i) each Tracker Contract is a legal, valid and binding obligation of Tracker and, to the Knowledge of Tracker, of the other party thereto, (ii)

Tracker has in all material respects performed all obligations required to be performed by it to date under each Tracker Contract, and (iii) to the Knowledge of Tracker, no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute a material default on the part of Tracker under any such Tracker Contract, except, in each case, where such invalidity, failure to be binding, failure to perform or default, individually or in the aggregate, would not have or reasonably be expected to have a Material Adverse Effect on Tracker.

         4.9 Fixed Assets. To the Knowledge of Tracker, all of the fixed assets included in the Seacraft/Silver King Assets are in a condition suitable for the purpose for which such assets have been used in the Saltwater Boat Business, normal wear and tear excepted.

         4.10  Intellectual  Property.  Schedule 4.10 of the Tracker  Disclosure
Schedule is a list of all of Tracker's Trademarks, Trade Names, Service Marks, Patents and Copyrights used in the Saltwater Boat Business, other than the name "Tracker," and any derivation thereof (collectively, the "Intangible Rights"). Except as set forth in Section 4.10 of the Tracker Disclosure Schedule (i) no claim materially adverse to the interest of Tracker in such Intangible Rights is pending or, to the Knowledge of Tracker, has been threatened, (ii) Tracker has received no notice of any infringement or other violation of Tracker's right in any of such Intangible Rights, and (iii) no litigation is pending wherein such Intangible Rights is alleged to infringe or violate the right of another. On the Closing Date, all of the Intangible Rights shall have been duly transferred to Mako, so as to vest in Mako all right, title and interest of Tracker therein, and Tracker shall make, execute and deliver assignments to effect and evidence such transfers as may be reasonably requested by Mako. To its Knowledge, Tracker owns the Intangible Rights free and clear of any Lien or license right of any third party.

         4.11 Legal Proceedings. Except as set forth in Section 4.11 of the Tracker Disclosure Schedule, Tracker is not a party to, and there are no pending or, to Tracker's Knowledge, threatened, legal, administrative, or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Tracker or challenging the validity or propriety of the Transactions contemplated by the Tracker Documents as to which there is a reasonable possibility of an adverse determination in which, if adversely determined, would, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on the Saltwater Boat Business of Tracker.

         4.12 Tax Matters. All Taxes related to the Saltwater Boat Business have been or will be timely filed with the appropriate Government Entity in all jurisdictions in which such returns and reports are required to be filed, which returns and reports were and will be true and correct for the period for which they were filed or are to be filed. There are no unpaid taxes which are due and payable, and no tax liens have been filed against the Seacraft/Silver King Assets. All Taxes that Tracker is or was legally required to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Government Entity.

         4.13 Environmental Liability. There are no legal, administrative, or other proceedings, plans, actions, cause of the action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that reasonably could be expected to result in the imposition, on Tracker, of any Environmental, Health and Safety Liability pending or, to the Knowledge of Tracker, threatened against Tracker, which liability or obligation would or would reasonably be expected to have a Material Adverse Effect on the Saltwater Boat Business. During or prior to the period of
(i) its ownership or operation of any of Tracker's current properties, or (ii) its participation in the management of any property, there were no releases or threatened releases of hazardous, toxic, radioactive or dangerous materials or other materials regulated under Environmental Laws in, on, under or affecting any such property which would reasonably be expected to have a Material Adverse Effect on the Saltwater Boat Business. There is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that would have or would reasonably be expected to have a material adverse effect on the Saltwater Boat Business. Neither Tracker nor, to the Knowledge of Tracker, the fee owner of the Punta Gorda Facility is subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any material liability or obligation pursuant to or under any Environmental Law that would have or would reasonably be expected to have a Material Adverse Effect on the Saltwater Boat Business.

         4.14 Union Efforts; Labor Relations. Tracker is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union relating to its employees, and, to the Knowledge of Tracker, there is no union organization effort pending or threatened against or involving employees at the Punta Gorda Facility. To its Knowledge, Tracker is in material compliance with all federal, state and local laws regarding employment and employment practices, conditions of employment and wages and hours with respect to its employees at the Punta Gorda facility. There are no unfair labor practice complaints or grievances pending and, to the Knowledge of Tracker, there are no violations of Law with respect to age, sex, racial or other employment discrimination matters.

         4.15 Employees; Employee Benefits. Set forth in Section 4.15 of the Tracker Disclosure Schedule is a true and complete list of each employee of Tracker headquartered at the Punta Gorda Facility (a "Subject Employee"). Except as set forth in Section 4.15 of the Tracker Disclosure Schedule, there are no employment, management, consulting, compensation, severance, bonus or incentive plans or programs with any such Subject Employee other than oral employment agreements terminable at will by Tracker. Tracker shall make available to Mako all personnel records of each Subject Employee, including, but not limited to, social security numbers, performance ratings and evaluations, dates of hire by Tracker, dates of birth, number of hours worked each calendar year and salary histories. Except as set forth in Section 4.15 of the Tracker Disclosure Schedule, there are no material Plans maintained by Tracker which are subject to the application of ERISA, or by any ERISA Affiliate of Tracker which together with Tracker would be deemed a "single employer" within the meaning of Section 4001 of ERISA.

         4.16 Investment Intent. Tracker acknowledges its understanding that neither the Shares, the Contingent Stock nor the shares issuable pursuant to the Anti-Dilution Option have been registered under the Securities Act or any other securities or blue sky laws based upon Tracker's representation set forth in this Section 4.16. Tracker is acquiring the Shares hereunder solely for its own account and not with a view to, or for resale in connection with, any distribution thereof, except pursuant to an effective registration statement under the Securities Act or pursuant to and in compliance with an exemption from such registration afforded by the Securities Act or the rules and regulations promulgated thereunder. Tracker is an "accredited investor" as that term is defined in Regulation D promulgated under the Securities Act and (a) has such knowledge, sophistication and experience in financial and business matters so as to be capable of evaluating the merits and risks of its acquisition of the Shares, (b) has received sufficient information concerning Mako and has had the opportunity to obtain additional information as desired in order to evaluate the merits and risks inherent in holding the Shares, and (c) is able to bear the economic risks and lack of liquidity in holding the Shares.

         4.17 Inventory. To the Knowledge of Tracker, all Inventory of the Saltwater Boat Business is saleable and merchantable in the ordinary course of business. All such Inventory has been acquired and maintained in the ordinary course of business.

         4.18 Insurance. All material insurable properties owned or leased by Tracker in respect of the Saltwater Boat Business are adequately insured by financially sound and reputable insurers in such amounts and against fire and other risks insured against by extended coverage and public liability insurance as is customarily used by companies of the same size of and in the same business as the Saltwater Boat Business.

         4.19 Absence of Certain Changes or Events. Since the date of the latest balance sheet included in the Saltwater Boat Financial Statements (a) no event (including, without limitation, any earthquake or other act of God) has occurred which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Saltwater Boat Business of Tracker,

(b) Tracker has carried on its Saltwater Boat Business in all material respects in the ordinary course of business, and (c) Tracker has not taken or permitted to be taken any of the actions referred to in Section 5.2.

         4.20 Undisclosed Liabilities. Except (a) for those liabilities that are fully reflected or reserved against on the balance sheet included in the Saltwater Boat Business Financial Statements, and (b) for liabilities incurred in the ordinary course of business consistent with past practice since October 26, 1996, Tracker has not incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) with respect to or adversely affecting its Saltwater Boat Business that either alone or when combined with all similar liabilities, has had, or would reasonably be expected to have, a Material Adverse Effect on the Saltwater Boat Business of Tracker.


                                    ARTICLE V

             COVENANTS RELATING TO CONDUCT OF RESPECTIVE BUSINESSES

          5.1 Mako Covenants. Except as specifically contemplated or permitted by this Agreement, Mako hereby agrees, between the date hereof and the Closing, as follows:

         (a) Conduct of Businesses Prior to the Closing.  Except as set forth in
Section 5.1(a) of the Mako Disclosure Schedule, as expressly contemplated or permitted by this Agreement, or as required by applicable law, rule or regulation, Mako shall (i) conduct its business in the usual, regular and ordinary course consistent with past practice, and (ii) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its officers and key employees.

         (b) Forbearances. Except as expressly contemplated or permitted by this Agreement, or as required by applicable law, rule or regulation, Mako shall not, without the prior written consent of Tracker:

                (i) (A) adjust,  split, combine or reclassify any capital stock,
         (B) make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock,
         (C)  grant  any stock  appreciation  rights  or grant  any  individual, corporation or other entity any right to acquire any shares of its capital stock, or (D) or issue any additional shares of capital stock except pursuant to the exercise of stock options or warrants outstanding as of the date hereof;

                (ii) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any Person, or cancel, release or assign any indebtedness to any such Person or any claims held by any such Person, in each case that is material to such party, except (A) in the ordinary course of business consistent with past practice, or (B) pursuant to contracts or agreements in force at the date of this Agreement;

                (iii) subject to clause (vi) below, make any acquisition or investment either by purchase of stock or securities, merger or consolidation, contributions to capital, property transfers, or purchases of any property or assets of any other Person;

                (iv) except for transactions in the ordinary course of business consistent with past practice, enter into or terminate any contract or agreement, or make any change in any of its leases or contracts, in each case that is material to such party, other than renewals of contracts and leases without materially adverse changes of terms thereof;

                (v) increase in any material respect the compensation or fringe benefits of any of its employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or become a party to, amend or commit itself to any material pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee or accelerate the vesting of any stock options or other stock-based compensation;

                (vi) at any time from the date hereof through Closing or earlier termination hereof, authorize or permit any of its officers, directors, employees or agents to directly or indirectly solicit, initiate or encourage any inquiries relating to, or the making of any proposal which constitutes, a Takeover Proposal (as defined below), or recommend or endorse any Takeover Proposal, or participate in any discussions or negotiations, or provide third parties with any non-public information, relating to any such inquiry or proposal or otherwise facilitate any effort or attempt to make or implement a Takeover Proposal, provided, however, that subject to Section 8.2, in response to an unsolicited proposal or inquiry from a third party, Mako may, and may authorize and permit its officers, directors, employees or agents to, provide third parties with non-public information, otherwise facilitate any effort or attempt by any third party to make or implement a Takeover Proposal, recommend or endorse any Takeover Proposal with or by any third party or participate in discussions and negotiations with any third party relating to any Takeover Proposal and enter into an agreement with such third party, if, and only if, the Mako Board determines that the failure to do any of the foregoing would cause the members of the Mako Board to breach their fiduciary duties under applicable law, after having consulted with and received the written opinion of Mako's outside counsel to that effect. Mako shall promptly (and in any event within 24 hours) advise Tracker following the receipt by it of any Takeover Proposal of the details thereof, and advise Tracker of any developments with respect to such Takeover Proposal immediately upon the occurrence thereof. As used in this Agreement, the term "Takeover Proposal" shall mean, with respect to any Person, any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Mako, or any proposal or offer to acquire in any manner an equity interest in, or a substantial portion of the assets of, Mako, other than the transactions contemplated or permitted by this Agreement;

                (vii) settle any claim, action or proceeding involving money damages which is material to Mako, except in the ordinary course of business consistent with past practice;

                (viii) amend its Articles of Incorporation, Bylaws or similar governing documents in a manner that would materially and adversely affect either party's ability to consummate the Transactions or the economic benefits of the Transactions to either party;

                (ix) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Closing; or

               (x) agree to, or make any commitment to, take any of the actions prohibited by this Section 5.1.

         (c) Information Statement. As soon as practicable following the execution and delivery of this Agreement, Mako shall use its reasonable best efforts to prepare, file with the SEC and distribute to its shareholders the Information Statement, all in accordance with the requirements of Section 14(f) of the Securities Exchange Act.

         5.2 Tracker Covenants. Except as specifically contemplated or permitted by this Agreement, Tracker hereby agrees, between the date hereof and the Closing, to (i) conduct its Saltwater Boat Business in the usual, regular and ordinary course consistent with past practice, (ii) use reasonable best efforts to maintain and preserve intact the Saltwater Boat Business, its employees and advantageous business relationships, and retain the services of those key employees working at the Punta Gorda Facility, and (iii) refrain from taking any action that is intended to or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to Closing.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         6.1    Intentionally Omitted.

         6.2 Mako Board. At Closing, Mako shall cause its Board of Directors to be reconstituted as of the Closing, to consist of seven directors, five of whom to be designated by Tracker (the "Tracker Designees"). Tracker shall notify Mako as promptly as practicable of the Tracker Designees, and, with respect to each such Tracker Designee, provide Mako with the information required by Items 6(a),
(d) and (e), 7 and 8 of Schedule 14A of Regulation 14A of the Securities Exchange Act (the "Tracker Proxy Information") and such other information as may reasonably be requested by Mako in connection with the filing of the Information Statement and mailing thereof to its shareholders. Tracker hereby represents and warrants to Mako that the Tracker Proxy Information will be true and correct in all material respects. Tracker agrees to use its best efforts to take such steps and to furnish such information as may be reasonably required by Mako to permit Mako to comply with the requirements of Rule 14f-1 of the Exchange Act. The remaining two directors of Mako will be such persons designated by Mako and approved by Tracker. The provisions of the immediately preceding sentence of this Section 6.2 shall be applicable only to the Mako Board with respect to its membership as constituted at Closing and not with respect to any future election of directors.

         6.3 Access to Information. (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, each of Tracker and Mako shall afford to the officers, employees, accountants, counsel and other representatives of the other party access, during normal business hours during the period prior to the Closing, to all its properties, books, contracts, commitments and records, and to its officers, employees, accountants, counsel and other representatives and, during such period, each of Tracker and Mako shall make available to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal securities laws, and (ii) all other information concerning its business, properties and personnel as such other party may reasonably request. Neither Tracker nor Mako shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

         (b) All information furnished pursuant to Section 6.3(a) or otherwise by Tracker or its representatives to Mako or its representatives, or by Mako or its representatives to Tracker or its representatives, as the case may be, shall be treated as the sole property of the party furnishing such information and, if the Closing shall not occur, Tracker and Mako, and their respective representatives, shall return to the other party all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information. Each of Tracker and Mako shall, and shall use its best efforts to cause its representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purpose. The obligation to keep such information confidential shall continue for five (5) years from the date of the proposed transactions hereunder is abandoned and shall not apply to
(i) any information which (x) was already in the receiving party's possession prior to the disclosure thereof by or on behalf of the other party; (y) was then generally known to the public; or (z) was disclosed to the receiving party by a third party not bound by an obligation of confidentiality or (ii) disclosures made as required by law. It is further agreed that, if in the absence of a protective order or the receipt of a waiver hereunder the receiving party is nonetheless, in the opinion of its counsel, compelled to disclose information concerning the other party to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, the receiving party may disclose such information to such tribunal or governmental body or agency without liability hereunder.

         (c) All obligations of Tracker to disclose or permit access to information under this Section 6.3 shall relate solely to its Saltwater Boat Business.

         6.4 Additional Agreements. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement or to vest with full title to all securities, properties, assets, rights, approvals, immunities and franchises, the proper officers, directors and partners of each party to this Agreement shall take all such necessary action as may be reasonably requested by the party seeking such action, and at the sole expense of such requesting party.

         6.5 Advice of Changes. Each party hereto shall promptly advise the other party of any change or event which, individually or in the aggregate with other such changes or events, has a Material Adverse Effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein.

         6.6 Subsequent Interim Financial Statements. As soon as reasonably available, but in no event more than forty-five (45) days after the end of each fiscal quarter, Mako will deliver to Tracker its Quarterly Report on Form 10-KSB, as filed with the SEC under the Securities Exchange Act, and, promptly upon the filing thereof, any other Reports filed with the SEC under the Securities Exchange Act.

         6.7 Regulatory Filings. As soon as practicable following the execution of this Agreement, each party will file or submit, or cause to be filed and submitted, with the appropriate Governmental Entity, any further HSR Act applications (to the extent required), the Information Statement required under
Section 14(f) of the Securities Exchange Act, and all other requisite documents, filings, reports or submissions, if any, required in order to close the Transactions.

         6.8 Title Insurance; Survey; FIRPTA. (a) On the Closing Date, Tracker shall furnish to Mako an ALTA Leasehold Owner's Policy, dated as of the Closing Date (the "Title Insurance") from a title company licensed to do business in Florida (the "Title Company"), with the standard exceptions waived, in the aggregate policy amount equal to the value of the Punta Gorda Improvements showing Mako as having a good and valid leasehold estate in and to the Punta Gorda Facility pursuant to the Ground Lease subject only to (i) taxes and general or special assessments not in default and payable without penalty and interest, and (ii) such easements or imperfections or irregularities or title as could not reasonably expected to materially detract from or materially interfere with the present use of the Punta Gorda Facility. All fees of the Title Company in connection with the Title Insurance shall be paid by Tracker, and all documentary tax stamps will be paid by Mako. The Title Insurance shall (i) insure such leasehold interest in and to the Punta Gorda Facility and all recorded easements benefiting the Punta Gorda Facility, (ii) an "extended coverage endorsement" insuring over the general exceptions contained customarily in such policies, (iii) contain an ALTA Zoning Endorsement 3.1 (or equivalent), and (iv) contain an endorsement ensuring the Punta Gorda Facility described in the title insurance policy is the same real property shown on the Survey delivered with respect to Punta Gorda Facility.

         (b) Tracker shall deliver to Mako an affidavit signed on its behalf by an executive officer of its sole general partner to the effect that since the survey of Spectrum Engineering & Surveying, Inc., Port Charlotte, Florida, dated July 14, 1988 (the "Survey") of the Punta Gorda Facility, there have not occurred any improvements, easements, party walls, sidewalks, roadways, utility lines or other matters with respect thereto which would in any way render the Survey incomplete or inaccurate in any material respect.

          (c) Tracker warrants that is not a foreign person as specified in Treas. Reg. Section 1.1445-2(b)(2)(iii).

         6.9 Financial Statement Requirements. At Closing, or as soon thereafter as practicable (but in any event within 15 days after the Closing Date), Tracker shall provide Mako with such financial statements of the Saltwater Boat Business as required to meet the requirements of Item 310 of Regulation S-B of the SEC.

         6.10 Director and Officer Indemnification. For a period of three years following the Closing Date, Tracker shall not permit Mako to modify Article 10 of Mako's Articles of Incorporation in any manner which would adversely affect the indemnification provisions thereof with regard to past and current directors and officers of Mako.

         6.11 WARN Act. Neither party has or will take any action at any time prior to Closing which would be deemed to cause a "plant closing" or "mass layoff," as those terms are defined in the Worker Adjustment and Retraining Notification Act as amended "WARN") which would require notification to employees of Tracker pursuant to the provisions of WARN and the rules and regulations issued thereunder.

         6.12 Product Warranty. Mako shall perform all work and services required in connection with product warranties for all boats manufactured by the Saltwater Boat Business of Tracker whether or not distributed by Tracker prior to the Closing or by Mako following the Closing. Mako shall bear the cost associated with product warranty work on boats distributed by Tracker prior to the Closing (the "Subject Boats") up to a maximum of $25,000 and all costs and expenses incurred by Mako with respect to Subject Boats in excess of $25,000 will be borne by Tracker. Tracker shall promptly reimburse Mako with respect to such product warranty work on Subject Boats not to be borne by Mako pursuant to this Section 6.12 upon receipt of Mako's invoice showing in reasonable detail the work performed and the cost and expense incurred by Mako in connection therewith. Except as provided for in this Section 6.12, Mako shall be responsible for product warranty claims on all boats manufactured, sold or distributed by it.

         6.13 Best Efforts to Close. Each party shall use its best efforts to obtain all necessary consents and approvals to the performance of its obligations under this Agreement and to do all of the things necessary to satisfy all of the conditions on its part to be satisfied hereunder.

                                   ARTICLE VII

                              CONDITIONS PRECEDENT

          7.1 Conditions to Each Party's Obligation To Close. The respective obligations of each party to Close shall be subject to the satisfaction at or prior to the Closing of the following conditions:

                (a) Regulatory Approvals. All regulatory approvals required to consummate the Transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired. Without limiting the generality of the foregoing, any applicable waiting period (i) under the HSR Act shall have expired or terminated without action by the United States Department of Justice or the Federal Trade Commission seeking to prevent consummation of any Transaction provided for hereunder, and (ii) under Section 14(f) of the Securities Exchange Act with respect to the Information Statement shall have expired without action of the SEC requesting additional information or disclosure having occurred or, if so requested, satisfied by Mako.

                (b) No Injunctions or Restraints. No order, injunction or decree shall have been issued by any court or agency of competent jurisdiction prohibiting, preventing or restraining, and no action shall be pending in any such court or agency which seeks to prohibit, prevent or restrain the consummation of the purchase and sale of the Shares hereunder, or any of the other Transactions contemplated hereby.

         7.2 Conditions to Obligations of Tracker. The obligation of Tracker to Close is also subject to the satisfaction or waiver by Tracker at or prior to the Closing Date of the following conditions:

                (a) Representations and Warranties. (i) The representations and warranties of Mako set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date except as otherwise contemplated by this Agreement or consented to in writing by Tracker, and Tracker shall have received a certificate signed on behalf of Mako by the Chief Executive Officer of Mako to the foregoing effect.

                (b) Performance of Obligations of Mako. Mako shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Tracker shall have received a certificate signed on behalf of Mako by the Chief Executive Officer of Mako to such effect.

                (c) Third Party Consents, Approvals, Waivers, etc. All consents, approvals and waivers required with respect to those matters listed in
         Item 2 of Section 3.2(a) of the Mako Disclosure  Schedule,  and Section
         3.4 of the Mako Disclosure Schedule.

                (d) Opinion of Counsel. Tracker shall have received an opinion of Stroock & Stroock & Lavan, counsel to Mako, in form and substance reasonably satisfactory to Tracker, dated as of the Closing Date to the effect that:

                      (i) Mako is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida, and has full power to own and operate its business and properties and to carry on its business as presently conducted by it;

                      (ii) the authorized  capital stock of Mako consists solely of 15,000,000 shares of Mako Common Stock and 2,000,000 shares of Mako Preferred Stock;

                      (iii) Mako has full power and  authority to make,  execute and deliver the Mako Documents, and they have been duly authorized and approved by all necessary corporate action of Mako and have been duly executed and delivered and are its valid and binding obligations, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally and to the availability of equitable remedies in general;

                      (iv) the  transactions  contemplated by the Mako Documents do not violate the Articles of Incorporation or Bylaws of Mako or any material agreement to which Mako is a party or by which its properties are bound and of which such counsel is aware;

                      (v) the  meeting  of the Mako Board  authorizing  the Mako
                Documents was duly called and validly held, and such authorizing resolutions there adopted are in full force and effect and have not been amended or repealed;

                      (vi) no approval of the  shareholders  of Mako is required by law to authorize or approve the Transactions contemplated by the Mako Documents except for the Charter Amendment with respect to the Post-Closing Issuance Transactions;

                      (vii) to such counsel's knowledge,  there is no litigation or proceeding pending or threatened against Mako related to the consummation of the Transactions contemplated by the Mako Documents; and

                      (viii) all actions  have been taken that are  necessary to exempt or make inapplicable Sections 607.0901 and 607.0902 of the Florida Corporation Law to Tracker's acquisition of (A) the Shares, and (B) the Contingent Stock, and (C) the shares of Mako Common Stock pursuant to its exercise of the Anti-Dilution Option.

                (e)   Tracker shall have acquired the CAVC Stock.

                (f) Mako shall have obtained and delivered to Tracker appropriate estoppel certificates for the benefit of Tracker and Mako from (i) all lenders to Mako with respect to the amount owing and no default having occurred and (ii) from the lessor of Mako's current manufacturing facility to the effect that the lease of such facility is in full force and effect, that no default (or event which with the giving of notice or the lapse of time, or both, would result in a default) thereunder has occurred, or if appropriate, the waiver by lessor of any default.

                (g) Mako shall have delivered to Tracker a Resale Certificate with respect to the Inventory being acquired by Mako hereunder to the effect that such Inventory is being acquired by Mako for resale in the ordinary course of its business, and otherwise in appropriate form and substance satisfactory to Tracker.

         7.3 Conditions to Obligations of Mako. The obligation of Mako to Close is also subject to the satisfaction or waiver by Mako at or prior to the Closing Date of the following conditions:

                (a) Representations and Warranties. The representations and warranties of Tracker set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date except as otherwise contemplated by this Agreement or consented to in writing by Mako, and Mako shall have received a certificate signed on behalf of Tracker by the Chief Executive Officer of Tracker to the foregoing effect.

                (b) Performance of Obligations of Tracker. Tracker shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Mako shall have received a certificate signed on behalf of Tracker by the Chief Executive Officer of the corporate general partner of Tracker to such effect.

                (c) Third Party Consents, Approvals, Waivers, etc. All consents, approvals and waivers required with respect to those matters listed in
         Section 4.3 of the Tracker Disclosure Schedule shall have been obtained.

                (d) Opinion of Counsel. Mako shall receive an opinion of Greene & Curtis, L.L.P., counsel to Tracker, in form and substance reasonably satisfactory to Mako, dated as of the Closing Date to the effect that:

                      (i) Tracker is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Missouri, and has full power to own and operate the Saltwater Boat Business and the Seacraft/Silver King Assets, and to carry on its Saltwater Boat Business as properly conducted by it;

                      (ii) Tracker has full power and authority to make, execute and deliver the Tracker Documents, and they have been duly authorized and approved by all necessary action of Tracker, and have been duly executed and delivered, and are its valid and binding obligations, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally, and to the availability of equitable remedies in general;

                      (iii) the transactions contemplated by the Tracker Documents will not violate the organic instruments of Tracker, or any material agreement to which Tracker is a party or by which its properties are bound;

                      (iv) the deed, bill of sale, assignments and other instruments of conveyance are sufficient to transfer and convey to Mako the Seacraft/Silver King Assets; and

                      (v) to such counsel's knowledge, there is no litigation or proceeding pending or threatened against Tracker related to the consummation of the transactions contemplated by the Tracker Documents.

                (e) Estoppel Certificate. Tracker shall have obtained and delivered to Mako an appropriate estoppel certificate for the benefit of Mako from the lessor of the Punta Gorda Facility to the effect that the lease of such facility is in full force and effect, that no default (or event which with the giving of notice of or lapse of time, or both, would result in a default) thereunder has occurred, or if appropriate, the waiver by such lessor of any default.

                                  ARTICLE VIII

                            TERMINATION AND AMENDMENT

          8.1 Termination. This Agreement may be terminated at any time prior to
Closing:

          (a) by mutual consent of Tracker and Mako in a written instrument, if the Board of Directors of each so determines;

         (b) by either the Tracker Board or the Mako Board, if the purchase and sale of the Shares shall not have been consummated on or before January 31, 1997, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

         (c) by either the Tracker Board or the Mako Board (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if the other party shall have breached in any material respect (i) any of the covenants or agreements made by such other party herein or (ii) any of the representations or warranties made by such other party herein, and in either case, such breach (x) is not promptly cured following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing and (y) would entitle the non-breaching party not to consummate the Transactions contemplated hereby under Article VII hereof; or

         (d) by either the Tracker Board or the Mako Board, if, pursuant to provisions of Section 5.1(b)(vi) regarding fiduciary duty requirements, Mako enters into an agreement or letter of intent with a Subject Third-Party with regard to a Takeover Proposal, or a third-party makes a Takeover Proposal to the shareholders of Mako (a "Third Party Proposal").

         8.2 Effect of Termination. (a) In the event of termination of this Agreement by either Tracker or Mako as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and neither Tracker, nor Mako, or any of their respective officers, directors or partners of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Sections 6.3(b), 8.2 and 10.1 shall survive any termination of this Agreement and (ii) Mako shall pay to Tracker the sum of One Million Dollars ($1,000,000) (the "Termination Fee") in the event of a termination pursuant to paragraph (d) of Section 8.1 other than by reason of an unsolicited Third Party Proposal which Mako does not reject within a reasonable time or otherwise within the time period permitted by law; provided, however, that no Termination Fee shall be payable unless within twelve
(12) months following such termination (i) Mako enters into an agreement with a third party (a "Subject Third Party"), proposing or commencing a Takeover Proposal, or (ii) Mako enters into an agreement with another third party providing for or proposing, or such other third party commences, a Takeover Proposal, in response to the Takeover Proposal of the original Subject Third Party. The Termination Fee shall be payable immediately upon the consummation of the Takeover Proposal with the third party in question.

         (b) Notwithstanding anything to the contrary contained in this Agreement, neither Tracker, nor Mako, shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

                                   ARTICLE IX

                          INDEMNIFICATION AND SURVIVAL

         9.1 Indemnification by Tracker. (a) Notwithstanding anything to the contrary contained herein, Tracker agrees to indemnify and hold harmless Mako against and in respect of all losses, liabilities, costs, damages, penalties or expenses, including reasonable attorneys' fees (each, a "Liability" and collectively, the "Liabilities") (a) resulting from any breach of the representations, warranties, covenants and agreements of Tracker set forth in this agreement, (b) any Liabilities to third parties (other than Assumed Liabilities) of Mako, as a successor to Tracker, in which the principal event giving rise thereto occurred prior to the Closing Date or which results from or arises out of any action or inaction of Tracker prior to the Closing Date, or
(c) any Liabilities arising from those matters set forth on Section 4.11 of the Tracker Disclosure Schedule. Notwithstanding the foregoing, and except with respect to Tracker's failure to perform or satisfy its covenants and agreements hereunder, the obligation of Tracker to indemnify Mako hereunder with respect to clauses (a) and (b) (i) shall be limited to Liabilities in excess of $150,000 in the aggregate, and (ii) shall not exceed in the aggregate an amount equal to the Purchase Price for the Shares.

         (b) Mako shall promptly notify Tracker in writing of all matters which may give rise to the right of indemnification hereunder, it being understood that if Tracker does not receive notice of any matter as to which Mako is entitled to indemnification hereunder in time to contest the determination of any such liability which is susceptible to being successfully contested, Tracker shall not be obligated to indemnify Mako with respect thereto. Tracker shall have the right, with the consent of Mako, which consent shall not be unreasonably withheld, to settle all indemnifiable matters related to claims by third parties which are susceptible to being settled, and to defend (without the consent of Mako) with counsel of its own choosing, at its own expense, any action which may be brought by a third party in connection therewith, provided, however, that Mako shall have the right to have its counsel participate fully in such defense at its own expense. Mako and Tracker shall keep either other informed of all settlement negotiations with third parties and of the progress of any litigation with third parties. Mako and Tracker shall permit each other reasonable access to books and records and otherwise cooperate with all reasonable requests of each other in connection with any matter or claim for indemnification. From and after the Closing Date, except as set forth in Section 8.2(b), this Section 9.1 sets forth Mako's exclusive remedies for any breach of Tracker's representations and warranties.

         9.2 Indemnification by Mako. (a) Notwithstanding anything to the contrary set forth herein, Mako agrees to indemnify and hold harmless Tracker against and in respect of any Liabilities which are caused by the failure of Mako to satisfy any of its obligations with respect to the Assumed Liabilities.

         (b) Mako shall promptly notify Tracker in writing of all matters which may give rise to the right to indemnification hereunder, it being understood that if Mako does not receive notice of any matter as to which Tracker is entitled to indemnification hereunder in time to contest the determination of any such liability which is susceptible to being successfully contested, Mako shall not be obligated to indemnify Tracker with respect thereto. Mako shall have the right, with the consent of Tracker, which consent shall not be unreasonably withheld, to settle all indemnifiable matters related to claims by third parties which are susceptible to being settled, and to defend (without the consent of Tracker) with counsel of its own choosing, at its own expense, any action which may be brought by a third party in connection therewith, provided, however, that Tracker shall have the right to have its counsel participate fully in such defense at its own expense. Mako and Tracker shall keep either other informed of all settlement negotiations with third parties and of the progress of any litigation with third parties. Mako and Tracker shall permit each other reasonable access to its books and records and otherwise cooperate with all reasonable requests of each other in connection with any matter or claim for indemnification. Except as set forth in Section 8.2(b), this Section 9.2 sets forth Tracker's exclusive remedies for the failure of Mako to satisfy its obligations with respect to Assumed Liabilities.

         9.3 Calculations.  The amount of indemnity payable under Section 9.1 or
Section 9.2 above shall be reduced by proceeds received by the indemnified party from insurance policies covering the Liability.

         9.4 Survival.  The  representations and warranties of Mako set forth in
Article III shall not survive the Closing. The representations and warranties of Tracker shall survive the Closing Date for a period of twelve (12) months, and no claim may be made based upon an alleged breach of any of such representations and warranties unless written notice of such claim, in reasonable detail, is given to Tracker on or before the first anniversary of the Closing Date. No claim may be made by either party based upon the failure of the other party to perform or satisfy such other party's agreements or obligations hereunder unless written notice of such claim, in reasonable detail, is given to Tracker or Mako, as the case may be, on or before the first anniversary of the Closing Date.

                                    ARTICLE X

                               GENERAL PROVISIONS

         10.1 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

         10.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                (a)   if to Tracker, to:

                      Tracker Marine, L.P.
                      Attn:  Kenneth Burroughs
                      1915-C South Campbell
                      Springfield, Missouri  65809
                      Telephone:  (417) 882-4444
                      Facsimile:  (417) 890-8350
                      with a copy to:

                      Greene & Curtis, LLP
                      Attn:  Joe C. Greene, Esq.
                      1340 East Woodhurst
                      Springfield, Missouri  65804
                      Telephone:  (417) 883-7678
                      Facsimile:  (417) 883-4317

                (b)  if to Mako, to:

                      Mako Marine International, Inc.
                      Attn:  Douglas W. Baena
                      4355 N.W. 128th Street
                      Miami, Florida  33054
                      Telephone:  (305) 685-6591
                      Facsimile:  (305) 769-2705

                      with a copy to:

                      Stroock & Stroock & Lavan
                      Attn:  Richard S. Savitt, Esq.
                      First Union Financial Center
                      200 South Biscayne Boulevard, Suite 3300
                      Miami, Florida  33131-2385
                      Telephone:  (305) 358-9900
                      Facsimile:  (305) 789-9302

         10.4 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". No provision of this Agreement shall be construed to require Tracker or Mako to take any action which would violate or conflict with any applicable law (whether statutory or common), rule or regulation.

         10.5 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         10.6 Entire Agreement. This Agreement (together with the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof (including the letter of October 17, 1996 executed by the parties, hereto), other than the Mako Documents and the Tracker Documents.

          10.7 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Florida, without regard to any applicable conflicts of law.

         10.8  Severability.  Except  to the  extent  that  application  of this
Section 10.8 would have a Material Adverse Effect on any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         10.9 Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations of any party hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. This Agreement (including the documents and instruments referred to herein) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         10.10 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Attorneys' fees of both parties with respect to any action taken pursuant to this Section 10.10 shall be paid by the non-prevailing party in such action.

         10.11 Prorated Expenses. All real estate, personal property and ad valorem taxes and all utility expenses relating to the Seacraft/Silver King Assets shall be prorated, with Tracker responsible for the period prior to the Closing Date and Mako responsible for the period from and after the Closing Date.


                [THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Tracker and Mako have caused this Agreement to be executed by their duly authorized general partner and officer, respectively, as of the date first above written.


                              TRACKER MARINE, L.P.

                              By:     JLM MANAGEMENT COMPANY,
                                      its general partner


                              By:     /s/ Kenneth Burroughs
                              Name:   Kenneth Burroughs
                              Title:  President


                              MAKO MARINE INTERNATIONAL, INC.


                              By:     /s/ Douglas W. Baena
                              Name:   Douglas W. Baena
                              Title:  President and Chief Executive Officer

                                                       EXHIBIT A

                             STOCK OPTION AGREEMENT


         This STOCK OPTION AGREEMENT (the "Agreement") is made this ______ day of _________________, 1996, by and between Mako Marine International, Inc., a Florida corporation ("Mako") and Tracker Marine, L.P., a Missouri limited partnership ("Tracker").

                              W I T N E S S E T H:

         WHEREAS, pursuant to that certain Stock Purchase Agreement dated December _____, 1996 between Tracker and Mako (the "Stock Purchase Agreement"), Tracker is simultaneously herewith purchasing from Mako (the "Mako Stock Purchase") 6,400,000 shares of the $.01 par value common stock of Mako (the "Mako Common Stock");

         WHEREAS, after giving effect to shares of Mako Common Stock currently owned by Tracker, upon consummation of the Mako Stock Purchase, Tracker will own in excess of eighty percent (80%) of the outstanding shares of Mako Common Stock;

         WHEREAS, options and warrants to acquire an aggregate of 3,622,900 shares of Mako Common Stock, as referenced on Exhibit A hereto (the "Mako Derivative Securities") are currently outstanding;

         WHEREAS, in order to permit Tracker the opportunity to maintain a "Requisite Equity Interest" (as hereinafter defined), the Stock Purchase Agreement provides that at Closing, Mako shall grant to Tracker the option provided for herein.

         NOW, THEREFORE, to induce Tracker to consummate the Mako Stock Purchase, and pursuant to the requirements of Stock Purchase Agreement, it is agreed as follows:

                                    ARTICLE I
                             GRANT OF OPTION; TERMS

         1.1 Definitions.

         When used in this Stock Option Agreement the following terms shall have the meanings specified below:

         A. "Option Shares" means the number of shares of Mako Common Stock which, when added to the number of shares of Mako Common Stock owned by Tracker immediately prior to its exercise of this Option, will result in Tracker's ownership of the Requisite Equity Interest in the issued and outstanding shares of Mako Common Stock.

         B. "Requisite  Equity  Interest" means the product of 80% of the sum of
(a) 9,055,000 (subject to adjustment pursuant Article II) [or actual number outstanding, if different] and (b) the number of shares of outstanding Mako Common Stock issued by Mako upon exercise of the Mako Derivative Securities.

         1.2 Grant of Option; Exercise Price. Subject to the terms, provisions, limitations, restrictions and conditions set forth herein, Mako hereby grants to Tracker an option (the "Option") to purchase, from time to time during the "Term" (as hereinafter defined), the Option Shares at the exercise price per share of one dollar fifty cents ($1.50). Mako shall give Tracker prompt written notice of any exercise of a Mako Derivative Security, whether in whole or in part, and the issuance of shares of Mako Common Stock upon the exercise thereof.

          1.3 Term. The term of this Option shall commence as of the date hereof, and shall expire on the ninetieth business day following the date upon which the last of the Mako Derivative Securities have either been exercised or expired (the "Option Term").

         1.4 Exercise Procedure. Tracker may exercise this Option only during the Term by notifying Mako in writing, at the address set forth in Section 4.2, of the number of shares to be purchased hereunder and by delivering with such notice the full payment of the purchase price for the shares being purchased. Such purchase price shall be payable in cash, by delivery of a cashiers' check made payable to Mako for the amount of the purchase price. Mako shall deliver to Tracker, as soon as practicable following such payment, certificates representing the shares of Mako Common Stock purchased hereunder, free and clear of restrictions except for the restrictions which are necessary to assure compliance by Mako and Tracker with applicable federal and state securities laws (the "Certificates"). Mako shall not be required upon the exercise of this Option to issue any fractional shares. Any fractional shares shall be rounded to the nearest whole number.

                                   ARTICLE II
                                   ADJUSTMENTS

         If the outstanding shares of Mako Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of Mako or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stocks split-up, spin-off, combination of shares or dividends payable in capital stock (collectively, a "Triggering Event"), this Option shall, to the extent that it has not been exercised, entitle Tracker, upon the subsequent exercise of this Option, to such kind of securities, subject to the terms of this Option, to which it would be entitled had it actually owned the shares subject to the unexercised portion of this Option at the time of the occurrence of Triggering Event, and the per share exercise price upon the subsequent exercise of this Option shall be adjusted by multiplying the per share exercise price of the shares of Mako Common Stock required to be purchased immediately prior to the occurrence of the Triggering Event to maintain the Requisite Equity Interest by a fraction, the numerator of which is the amount of Mako Common Stock or other kind of security required to be purchased immediately prior to the concurrence of a Triggering Event to maintain the Requisite Interest and the denominator of which is the amount of Mako Common Stock or other kind of security required to be purchased immediately following the occurrence of a Triggering Event to maintain the Requisite Equity Interest.

                                   ARTICLE III
                          SUCCESSORS; NON-ASSIGNABILITY

         3.1 Successors. This Option shall be binding upon and shall inure to the benefit of any successor of Tracker. For purposes of this Section 4.1, the term "successor" shall mean any person or entity succeeding to the business of Tracker, whether by merger, consolidation, purchase of substantially all of Tracker's assets or otherwise.

          3.2 Non-Assignability. Subject to Section 4.1, this Option shall not be transferrable or assignable by Tracker, and shall be exercisable only by Tracker.

                                   ARTICLE IV
                                  MISCELLANEOUS

          4.1 Governing Law. This Agreement shall be governed by the laws of the State of Florida, without regard to any applicable conflicts of law.

         4.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Tracker, to:

                           Tracker Marine, L.P.
                           Attn:  Kenneth Burroughs and Joe C. Greene
                           1915-C South Campbell
                           Springfield, Missouri 65809
                           Telephone: (417) 882-4444
                           Facsimile: (417) 890-8350

                  (b)      if to Mako, to:

                           Mako Marine International, Inc.
                           Attn:  Douglas W. Baena
                           4355 N.W. 128th Street
                           Miami, Florida  33054
                           Telephone: (305) 685-6591
                           Facsimile: (305) 769-0940

         4.3   Counterparts.   This  Agreement  may  executed  in  one  or  more
counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other party.

          4.4 Anti-Dilution Option. This Agreement and the Option granted hereunder shall constitute the Anti-Dilution Option referred to in the Stock Purchase Agreement.

          4.5 Tracker Acknowledgements. Tracker acknowledges its understanding that:

                  (a) this Option and the Option Shares have not been registered under the Securities Act of 1933, as now in force or hereafter amended or any successor legislation (the "Act") and agrees not to sell, assign, transfer or otherwise dispose of this Option or any Option Shares issued upon its exercise in the absence of (a) an effective registration statement under the Act or (b) an opinion of counsel, satisfactory to Mako, that such registration and qualification are not required;

                  (b) Mako shall be under no obligation to issue the shares covered by such exercise, unless and until the holder shall have executed an investment letter in form and substance satisfactory to Mako, including a warranty at the time of such exercise that it is acquiring such shares for its own account, for investment and not with a view to or for sale in connection with, the distribution of any such shares; and

                  (c) at the date hereof, the number of shares of Mako Common Stock authorized by Mako's Articles of Incorporation is 15,000,000, and that by reason of the number of shares of Mako Common Stock issued and outstanding on the date hereof and the shares of Mako Common Stock reserved for issuance upon exercise of the Derivation Securities, Mako does not, without an appropriate amendment to its Articles of Incorporation, have the corporate power to issue the Option Shares, and that accordingly, notwithstanding anything contained in this Option to the contrary, Tracker shall not have the right to exercise this option to purchase any Option Shares unless and until Mako's Articles of Incorporation have been amended to provide a sufficient number of authorized shares of Common Stock to take into account the exercise of this option in full.

          IN WITNESS WHEREOF, this Agreement has been executed by Mako and Tracker as of the date and year first written above.

                                  MAKO MARINE INTERNATIONAL, INC.



                                  By:

                                  Title:


                                  TRACKER MARINE, L.P.

                                  By:      JLM MANAGEMENT COMPANY,
                                           its general partner



                                  By: